UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

ELIEM THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23515 NE Novelty Hill Road, Suite B221#125 Redmond, WA	98053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 276-2300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2023, Leone Patterson notified Eliem Therapeutics, Inc. (Eliem, or the Company) of her decision to resign from the Board of Directors of the Company (the Board), effective immediately. In submitting her resignation, Ms. Leone did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

In connection with Ms. Patterson’s resignation from the Board, the Board (i) decreased the authorized number of directors on the Board from seven to six and (ii) reconstituted the composition of its Audit Committee and Nominating and Corporate Governance Committee. The Audit Committee now consists of Adam Rosenberg (Chairperson), Simon Tate and Judith Dunn. The Nominating and Corporate Governance Committee now consists of Simon Tate (Chairperson) and Liam Ratcliffe. The Board has determined (i) that each member of the Audit Committee meets the independence, financial sophistication and other requirements for audit committee members set forth under applicable Nasdaq listing standards and Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the Exchange Act), and (ii) that Mr. Rosenberg is an “audit committee financial expert” as defined in the rules and regulations under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eliem Therapeutics, Inc.

Date: January 24, 2023	By:	/s/ James B. Bucher
James B. Bucher
Executive Vice President and General Counsel